Exhibit 10.30

FEDERAL INCOME TAX SHARING AGREEMENT

EFFECTIVE January 1, 2013, this Federal Income Tax Sharing Agreement (“Agreement”) is entered into by and between ING U.S., Inc. (“ING U.S.”) and each of its undersigned Subsidiaries (“the Subsidiaries”, or in the singular “Subsidiary”).

WITNESSETH:

WHEREAS, ING U.S. and the Subsidiaries are members of an affiliated group, as that term is defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the “Code”), which expects to file a consolidated federal income tax return for each taxable year during which the Subsidiaries are includible corporations qualified to so file; and

WHEREAS, it is desirable for the Subsidiaries and ING U.S. to enter into this Agreement to provide for the manner of computation of the amounts and timing of payments with regard thereto by ING U.S. to the Subsidiaries and by the Subsidiaries to ING U.S., and various related matters;

NOW, THEREFORE, in consideration of the agreements contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	AMOUNT OF PAYMENTS

a.	General — For each taxable year during which a Subsidiary is included in a consolidated federal income tax return with ING U.S., the Subsidiary will pay to ING U.S. an amount equal to the regular federal income tax liability (including any interest, penalties and other additions to tax) that such Subsidiary would pay on its taxable income if it were filing a separate, unconsolidated return, provided that (i) Tax Assets (as defined herein) will be treated in accordance with subsection (b) of this section, (ii) intercompany transactions will be treated in accordance with income tax regulations governing intercompany transactions in consolidated returns and subject to any election which may be made by ING U.S. with regard thereto; (iii) the Subsidiary’s payment will be increased to the extent that such Subsidiary generates Other Taxes, as determined in accordance with subsection (d) of this section; (iv) such computation will be made as though the highest rate of tax specified in subsection (b) of Section 11 of the Code were the only rate set forth in that subsection, and (v) such computation shall reflect the positions, elections and accounting methods used by ING U.S. in preparing the consolidated federal income tax return for ING U.S. and its Subsidiaries.

b.

Tax Assets — “Tax Asset” shall mean any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction, dividends received deduction or any other deduction, credit or tax attribute, including carryovers and carrybacks of such attributes, which could reduce taxes. Except as provided in subsection (c) of this section, for each taxable year during which the Subsidiary is included in a consolidated federal income tax return with ING U.S., ING U.S. will pay to the Subsidiary an amount equal to the tax benefit of the Subsidiary’s Tax

Assets to the extent such Tax Assets are utilized in the reduction of the consolidated Federal income tax liability of the ING U.S. group. The extent to which Tax Assets are actually utilized will be determined in accordance with Income Tax Regulations Sections 1.1552-1(a)(2) and 1.1502-33(d)(3) using a fixed percentage of one hundred.

c.	Separate Return Years — To the extent any portion of a Tax Asset of the affiliated group is carried back to a pre-consolidation separate return year of a Subsidiary (whether by operation of law or at the discretion of ING U.S.) the Subsidiary shall not be entitled to payment with respect thereto. This shall be the case whether or not that Subsidiary actually receives payment for the benefit of such Tax Asset from the Internal Revenue Service (“IRS”) or from the parent of a former affiliated group.

d.	Other Taxes — For any taxable year in which the affiliated group incurs taxes (other than the alternative minimum tax) such as ITC recapture, environmental tax, etc. (“Other Taxes”), such taxes, to the extent directly allocable to particular members of the affiliated group, will be paid by such members. To the extent such taxes are not directly allocable to particular members of the affiliated group, such taxes will be paid by ING U.S. and/or the Subsidiaries producing the attributes that give rise to such taxes, in the proportion that such attributes bear to the total amount of such attributes.

e.	Alternative Minimum Tax (“AMT”) and Related Minimum Tax Credit (“MTC”) — For any taxable year in which the affiliated group incurs an AMT or utilizes a MTC, the Subsidiaries producing the attributes that give rise to the AMT or MTC shall pay to, or receive from, ING U.S. such AMT or MTC amount respectively. The calculation of the AMT or MTC shall be subject to a methodology determined by ING U.S. in its sole discretion, provided, however, that any method adopted by ING U.S. shall not be changed without prior notification to all affected Subsidiaries. Any payments required under this subsection are in addition to payments required under the previous subsections.

f.	Unless specifically approved in writing, all payments made pursuant to this Agreement by a Subsidiary shall be made by that Subsidiary, and not by any other company or business unit on behalf of such Subsidiary.

2.	INSTALLMENT PAYMENTS

a.	Determination and Timing — During and following a taxable year in which a Subsidiary is included in a consolidated federal income tax return with ING U.S., it shall pay to ING U.S., or receive from ING U.S., as the case may be, installment payments of the amount determined pursuant to section 1 of this Agreement. Payments shall take place on the dates, on the bases of calculations, and in amounts that produce cumulative installments, as follows:

DATE	BASIS OF CALCULATION	CUMULATIVE INSTALLMENT
April 15	Prior year annual financial statement	25% of tax liability as determined in prior year financial statements results updated for known adjustments

June 15	March 31 three month financial statement	50% of tax liability as determined by current financial statement annualized results

September 15	June 30 six month financial statement	75% of tax liability as determined by current financial statement annualized results

December 15	September 30 nine month financial statement	100% of tax liability as determined by current financial statement annualized results

March 15	Year-end annual financial statement	100% of tax liability as determined by actual financial statements results for prior year updated for known adjustments

Not later than September 15 of the following year	Final tax return	100% of tax liability for prior year

The due dates, basis of calculation and cumulative installments set forth above and made during a taxable year are intended to correspond to the applicable percentages as set forth in Section 6655(e)(2)(B)(ii) of the Code. Should the Code be amended to alter such provisions, it is hereby agreed by the parties to this Agreement that the provisions will correspondingly change. In determining the annualization of the quarterly estimated payments, ING U.S. may make appropriate adjustment for unusual, infrequent or non-recurring items. ING U.S. may revise the schedule of installment payments set forth in this paragraph, and in the case of any subsidiary other than an insurer subsidiary may provide for annual rather than quarterly payments where the annual payment due does not exceed $500,000 although any such change shall be prospective and shall not take effect prior to written notice to the Subsidiaries.

b.	Estimated Taxes and Other Amounts — ING U.S. shall pay required installments of federal estimated taxes pursuant to Code section 6655, and such other amounts with respect to taxes shown on the consolidated return for the taxable year pursuant to any other applicable provision of the Code (“tax payment”), to the IRS on behalf of itself and each Subsidiary. ING U.S. shall have the sole right to determine the amount of each such tax payment with respect to the affiliated group’s tax liability for the taxable year.

c.	Additional Payments by Subsidiary — Should the amount of any tax payment made by ING U.S. under this section exceed the sum of installment payments made by all Subsidiaries for any corresponding installment date pursuant to section 2 of this Agreement, ING U.S. may, in its sole discretion, determine such Subsidiary’s fair and reasonable share of that excess, and within 30 days of such determination shall notify such Subsidiary thereof and such amount shall be paid over to ING U.S. within 15 business days of the date of notification by ING U.S. Should ING U.S. make any tax payment to the IRS on a date that does not correspond to the installment dates pursuant to section 2, ING U.S. shall notify such Subsidiary within 30 days of any such tax payment and, within 15 business days of such notification, each Subsidiary will pay over to ING U.S. an amount which ING U.S. may in its sole discretion, determine to be due from such Subsidiary.

d.	Penalty in Addition to Tax — If a penalty or an addition to tax for underpayment of estimated taxes is imposed on the affiliated group with respect to any required installment under section 6655 of the Code, ING U.S. shall, in its sole discretion, determine the amount of each Subsidiary’s share of such penalty or addition to tax, which amount shall be paid over to ING U.S. within 15 business days of the date of notification by ING U.S.

3.	ADJUSTED RETURNS — If any adjustments are made to the income, gains, losses, deductions or credits of the affiliated group for a taxable year during which a Subsidiary is a member, whether by reason of the filing of an amended return, or a claim for refund with respect to such taxable year, or an audit with respect to such taxable year by the IRS, the amounts due under this Agreement for such taxable year shall be redetermined by taking into account such adjustments. If, as a result of such redetermination, any amounts due under this Agreement shall differ from the amounts previously paid, then, except as provided in section 6 hereof, payment of such difference shall be made by the Subsidiary to ING U.S. or by ING U.S. to the Subsidiary, as the case may be, (a) in the case of an adjustment resulting in a refund or credit, not later than thirty (30) days after the date on which such refund is received or credit is allowed with respect to such adjustment or (b) in the case of an adjustment resulting in the assertion of a deficiency, not later than thirty (30) days after the Subsidiary is notified of the deficiency. Any amounts due to or from a Subsidiary under this section shall be determined with respect to such refund or deficiency and any penalties, interest or other additions to tax which may be imposed.

4.	PROCEDURAL MATTERS — ING U.S. shall prepare and file the consolidated federal income tax return and any other returns, documents or statements required to be filed with the IRS with respect to the determination of the federal income tax liability of the affiliated group. In its sole discretion, ING U.S. shall have the right with respect to any consolidated federal income tax returns which it has filed or will file, (a) to determine (i) the manner in which such returns, documents or statements shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported, (ii) whether any extensions may be requested and (iii) the elections that will be made by any Subsidiary, (b) to contest, compromise or settle any adjustment or deficiency proposed, asserted or assessed as a result of any audit of such returns by the IRS, (c) to file, prosecute, compromise or settle any claim for refund and (d) to determine whether any refunds to which the affiliated group may be entitled shall be paid by way of refund or credited against the tax liability of the affiliated group. Each Subsidiary hereby irrevocably appoints ING U.S. as its agent and attorney-in-fact to take such action (including the execution of documents) as ING U.S. may deem appropriate to effect the foregoing.

5.	ADDITIONAL MEMBERS — If future subsidiaries are acquired or created and they participate in the consolidated federal income tax filing, such subsidiaries shall join in and be bound by this Agreement. This section will also apply to subsidiaries that are not eligible immediately to join the group, when they become eligible to join the group.

6.	COMPANIES LEAVING GROUP — Except as specifically treated to the contrary herein, a Subsidiary shall be treated as having withdrawn from this Agreement when that Subsidiary ceases to be a member of the affiliated group. Notwithstanding any provision to the contrary in section 2 hereof, amounts payable to or receivable from ING U.S. shall be recomputed with respect to the withdrawing Subsidiary, including an estimate of the remaining taxes actually payable or receivable upon the filing of the consolidated tax return for the year of withdrawal, as of the last day such Subsidiary is a member of the affiliated group. Any amounts so computed as due to or from ING U.S. to or from an existing Subsidiary shall be paid prior to its leaving the group, provided, however, that any deficiency or excess of taxes determined on the basis of the tax return filed for the year of withdrawal, and paid to or from ING U.S. related to the tax liability of the withdrawing Subsidiary for the portion of the year of withdrawal during which it had been a member of the affiliated group, shall be settled not later than November 15 of the year following the year of the date of withdrawal, in accordance with section 2 of this Agreement.

The extent to which ING U.S. or such Subsidiary is entitled to any other payments as a result of adjustments, as provided in section 3 hereof, determined after such Subsidiary has left the affiliated group but affecting any taxable year during which this Agreement was in effect with respect to ING U.S. and such Subsidiary, shall be provided for pursuant to a separate written agreement between ING U.S. and the former Subsidiary, or its new owner, or in the absence of such agreement, pursuant to the provision of section 3 hereof. Tax benefits arising from the Tax Assets of former Subsidiaries carried back to tax years during which a Subsidiary was a member of the affiliated group shall not be refunded to the Subsidiary, unless specifically provided for pursuant to a separate written agreement between ING U.S. and the former Subsidiary, or its new owner.

In the case of any Tax Asset of a Subsidiary (i) that arose in a consolidated taxable year during which it was a member of the affiliated group, (ii) for which the Subsidiary was paid by ING U.S. pursuant to Section 1(b) of this Agreement, and (iii) which has not been utilized in the reduction of the consolidated federal income tax liability of the affiliated group for any consolidated taxable period ending on or before the date that the Subsidiary leaves the group, the Subsidiary shall repay to ING U.S. prior to the time it leaves the group the amount of the tax benefit previously received with respect to the Tax Asset.

7.	BOOKS AND RECORDS — The books, accounts and records of ING U.S. and the Subsidiaries shall be maintained so as to provide clearly and accurately the information required for the operation of this Agreement. Notwithstanding termination of this Agreement, all returns, supporting schedules, and correspondence relating to the consolidated federal income tax return shall be made available to ING U.S. and/or any Subsidiary during regular business hours. Records will be retained by ING U.S. and by the Subsidiary, in a manner satisfactory to ING U.S., adequate to comply with any audit request by the IRS or appropriate State taxing authority, and, in any event to comply with any record retention agreement entered into by ING U.S. or any Subsidiary with such taxing authority.

8.	EARNINGS AND PROFITS — The earnings and profits of ING U.S. and the Subsidiaries shall be determined during the period in which they are members of the affiliated group filing a consolidated tax return by allocating the consolidated tax liability in accordance with Income Tax Regulations §§1.1552-l(a)(2) and 1.1502-33(d)(3).

9.	ESCROW AGREEMENTS — The parties hereto agree that, to the extent required by applicable law, they shall enter into and file with appropriate jurisdictions any escrow agreements or similar contractual arrangements with respect to the taxes covered by this Agreement. The terms of such agreements shall, to the extent set forth therein, and with respect to the parties thereto, prevail over the terms of this Agreement.

10.	TERMINATION — This Agreement shall be terminated if ING U.S. and the Subsidiaries agree in writing to such termination or if the affiliated group fails to file a consolidated federal income tax return for any taxable year. No termination may be made without the prior written notice to the domiciliary state regulator of any insurer subsidiary that is a party hereto. Notwithstanding the termination of this Agreement, unless otherwise mutually agreed between ING U.S. and any terminating Subsidiary, its provisions will remain in effect for any period of time during the taxable year in which termination occurs for which the income or loss of such Subsidiary must be included in the consolidated return, and this Agreement will remain in effect in any prior period for which such Subsidiary is a member of the affiliated group.

11.	ADMINISTRATION — This Agreement shall be administered by the Senior Vice President, Tax or, in his/her absence, by any other officer of ING U.S. so designated by the Chief Financial Officer of ING U.S. In the administration of this Agreement and the previous agreement, there shall be no duplication or omission of amounts. To the extent a Tax Asset has been settled under the previous agreement, it will not be considered in settlements under this Agreement. (For example, if ING U.S. paid a life insurance Subsidiary an amount equal to the tax benefit of a net operating loss under the previous agreement and if the life insurance Subsidiary reported taxable income for a taxable year subject to this Agreement but before the net operating loss is utilized by the affiliated group, ING U.S. would not be obligated to pay the life insurance Subsidiary an amount equal to the tax benefit on the utilization of such loss and the Subsidiary would settle with ING U.S. as if the loss was not available in the determination of the settlement). The ordering on the utilization of Tax Assets shall be determined by the Senior Vice President, Tax and shall generally follow the Internal Revenue Code and regulations unless written notice is provided to the Subsidiaries. Disputes between ING U.S. and any Subsidiary shall be resolved by the Senior Vice President, Tax or other designated officer and the senior financial officer of each Subsidiary involved in the dispute.

12.	PERIOD COVERED — This Agreement shall be effective January 1, 2013 with respect to each party thereto upon signing by such party. Taxable periods prior to January 1, 2013 shall be administered and settled under the previous agreement. This Agreement supersedes the previous tax sharing agreement and associated joinders for taxable periods beginning on or after January 1, 2013. To the extent that amounts have been or will be settled under the previous agreement, the determination and settlement shall be unchanged by this Agreement. This Agreement shall apply to the taxable year 2013, and to all subsequent periods unless and until amended, or terminated as provided in section 10 hereof.

13.	SCOPE OF THIS AGREEMENT

a.	This Agreement sets forth the entire understanding of the parties and, pursuant to section 12, supersedes any previous agreement on the subject matter hereof with respect to taxable periods arising on or after January 1, 2013.

b.	State Income Tax Sharing Agreement. Some of the parties have also adopted a State Income Tax Sharing Agreement, which is described in a separate document, and is not incorporated into this Agreement.

c.	Limited Liability Companies. ING U.S. and its subsidiaries own 100% of the membership interests in several limited liability companies (“wholly-owned LLCs”). Those wholly-owned LLCs that are disregarded for Federal income tax purposes under Treasury Regulation §301.7701-3 are not parties to this Agreement. Those wholly-owned LLCs that have elected taxation as a corporation for Federal income tax purposes under Treasury Regulation §301.7701-3 are parties to this Agreement.

d.	Partnerships. ING U.S. and its subsidiaries own controlling interests in several entities which are treated as partnerships for Federal income tax purposes. Those partnerships are not taxed as separate legal entities, and therefore, are not parties to this Agreement.

14.	MISCELLANEOUS — This Agreement may not be assigned by any party without the prior written consent of the other parties and the prior written approval of the domiciliary state regulator of any insurer subsidiary that is a party hereto. Other than matters addressed in sections 5 and 6 of this Agreement, no amendment may be made without the prior written approval of the domiciliary state regulator of any insurer subsidiary that is a party hereto. If any portion of this Agreement is invalid under any applicable statute or rule of law, it shall not affect the remainder of this Agreement which shall remain valid and binding. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia, the state in which this Agreement is administered, without regard to principles of conflict of laws.

15.	ARBITRATION — Any controversy or claim as to the breach of this Agreement resulting from a dispute arising out of or relating to this Agreement, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof.

16.	INDEMNIFICATION — ING U.S. will indemnify and hold each subsidiary harmless against any: i) income tax liability incurred pursuant to Treasury Regulation 1.1502-6 or any successor provision (including any related interest, penalties or other additions) that is attributable solely to the inclusion of the Subsidiary in an ING U.S. consolidated federal income tax return and ii) interest, penalties or other additions incurred by reason of the late filing of any return or the late payment of any tax unless such interest, penalties or other additions are attributable to any act or failure of the Subsidiary.

IN WITNESS WHEREOF, the parties hereto have executed this Federal Income Tax Sharing Agreement this 20th day of February 2013.

ILICA Inc.	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Senior Vice President and Treasurer

ING America Equities, Inc.	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Vice President and Treasurer

ING Financial Partners, Inc.	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Vice President and Treasurer

ING Financial Products Company, Inc.	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Vice President and Treasurer

ING Institutional Plan Services, LLC	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Vice President and Treasurer

ING Insurance Services, Inc.	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Senior Vice President and Treasurer

ING International Nominee Holdings, Inc.	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Senior Vice President and Treasurer

ING Investment Management LLC	By:	/s/ Daniel F. Wilcox
Name: Daniel F. Wilcox
Title: Managing Director

ING Investment Trust Co.	By:	/s/ Daniel F. Wilcox
Name: Daniel F. Wilcox
Title: Managing Director

ING Life Insurance and Annuity Company	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Senior Vice President and Treasurer

ING National Trust	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Vice President and Treasurer

ING North America Insurance Corporation	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Senior Vice President and Treasurer

ING Payroll Management, Inc.	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Vice President and Treasurer

ING U.S., Inc.	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Senior Vice President and Treasurer

ING USA Annuity and Life Insurance Company	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Senior Vice President and Treasurer

Langhorne I, LLC	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Director

Lion Connecticut Holdings Inc.	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Senior Vice President and Treasurer

Lion Custom Investments LLC	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Senior Vice President and Treasurer

Midwestern United Life Insurance Company	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Senior Vice President and Treasurer

Rancho Mountain Properties, Inc.	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Senior Vice President and Treasurer

ReliaStar Life Insurance Company	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Senior Vice President and Treasurer

Roaring River, LLC	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Vice President and Treasurer

Roaring River II, LLC	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Vice President and Treasurer

Roaring River III, LLC	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Vice President and Treasurer

Security Life Assignment Corp.	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Senior Vice President and Treasurer

Security Life of Denver Insurance Company	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Senior Vice President and Treasurer

Security Life of Denver International Limited	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Vice President and Treasurer

SLDI Georgia Holdings, Inc.	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Senior Vice President and Treasurer

Systematized Benefits Administrators, Inc.	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Vice President and Treasurer

Whisperingwind II, LLC	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Vice President and Treasurer

Whisperingwind III, LLC	By:	/s/ David Pendergrass
Name: David Pendergrass
Title: Vice President and Treasurer